    As Filed with the Securities and Exchange Commission on October 25, 1995
                                                    Registration No. 33-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                            94-2748530
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation organization)                             Identification Number)

                          691 South Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                F. GRANT SAVIERS
                      President and Chief Executive Officer
                                  ADAPTEC, INC.
                          691 South Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                           HENRY P. MASSEY, JR., ESQ.
                             DAVID C. DRUMMOND, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                                650 Page Mill Rd.
                            Palo Alto, CA 94304-1050

                              --------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                  Title of                                         Offering          Aggregate
               Securities to                   Amount to be       Price Per           Offering           Amount of
               be Registered                    Registered        Share (1)          Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value                    385,070          $40.375         $15,547,201.25        $5,362.00
=====================================================================================================================

(1) Calculated pursuant to Rule 457(c) based upon the average of the high and low sale prices for the Common Stock as reported by the Nasdaq National Market on October 26, 1995.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                 385,070 SHARES

                                  ADAPTEC, INC.

                              --------------------

                                  COMMON STOCK
                                ($.001 PAR VALUE)

                   -------------------------------------------

         This Prospectus relates to the public offering, which is not being underwritten, of shares of the common stock ("Common Stock") of Adaptec, Inc., a California corporation (together with its consolidated subsidiaries, "Adaptec" or the "Company") offered from time to time by any or all of the Selling Shareholders named herein (the "Selling Shareholders") for their own benefit. It is anticipated that the Selling Shareholders will generally offer shares of Common Stock for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. The Common Stock to which this Prospectus relates was received by the Selling Shareholders pursuant to the merger of Incat Systems Software USA, Inc., a California corporation ("Incat"), with and into ISS Acquisition Corp., a Delaware corporation ("ISS"), a wholly-owned subsidiary of the Company (the "Acquisition"). At the effective time of the merger, the name of ISS was changed to Incat Systems Software USA, Inc. The Common Stock issued to the Selling Shareholders in the Acquisition was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering, are being borne by the Company, but all selling and other expenses incurred by Selling Shareholders will be borne by such Selling Shareholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         The Common Stock of the Company is traded in the over-the-counter market on the NASDAQ National Market System. On October 26, 1995, the closing price of the Company's Common Stock was $41.00 (NASDAQ Symbol: ADPT).

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         Each Selling Shareholder and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                   -------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                   -------------------------------------------

                The date of this Prospectus is October___, 1995.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035, Attn: Legal Department, (telephone (408) 945-8600).

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company has been disclosed in the proxy statements distributed to shareholders of the Company and filed with the Commission.

         This Prospectus contains information concerning the Company and sales of its Common Stock by the Selling Shareholders, which include employees of Incat, but does not contain all the information set forth in the Registration Statement on Form S-3 which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.


                                  RISK FACTORS

         In addition to reviewing the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, the other documents incorporated herein by reference and the other information in this prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby:

         Reliance on the High-Performance Microcomputer Market. The market for high-performance microcomputers and related products has continued to grow more rapidly than the overall microcomputer market, primarily as a result of the migration of minicomputer applications to microcomputers and the development of increasingly sophisticated software for applications such as networking, transaction processing, high resolution graphics and multimedia. Should this growth decline, the Company's revenues and income may be adversely affected by a decline in demand for the Company's products and increased pricing pressures from both competitors and customers.

         Fluctuation in Demand. The Company's customers encounter uncertain and changing demand for their products. They typically order products from the Company based on their forecasts. If demand falls below customers' forecasts, or if customers do not control their inventories effectively, they may cancel or reschedule shipments previously ordered from the Company. The Company has in the past experienced, and may at any time and with minimal notice in the future experience, cancellations and/or postponements of orders.

         Dependence on Suppliers. The Company's products make extensive use of standard logic, memory and microprocessor circuits. An extended supply shortage or a major increase in the market prices of these components could have an adverse effect on the Company's business. In addition, all semiconductor wafers used to manufacture the Company's products are processed to its specification by outside suppliers. The Company believes that its current wafer volume and manufacturing technology requirements do not justify owning and operating a fabrication facility. The Company's reliance on third party semiconductor manufacturers involves several risks, including the absence of guaranteed capacity, the possible unavailability of or delays in obtaining access to certain process technologies, and the absence of control over wafer delivery schedules, manufacturing yields and productions costs.

         Competition and Rapid Technological Change. The markets for the Company's products are competitive and are characterized by rapid technological advances, frequent new product introductions and evolving industry standards. The Company's competitors continue to introduce products with improved performance characteristics. The Company's existing competitors may increase their presence in, and the resources devoted to, these markets. In addition, new competitors with substantial resources may choose to enter these markets. The Company will have to continue to develop and market appropriate products to remain competitive. While the Company continues to devote significant resources to research and development, there can be no assurance that such efforts will be successful or that the Company will develop and introduce new technology and products in a timely manner.

         Volatility of Stock Price. In recent months, the stock market in general, and the market for shares of technology companies in particular, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. In addition, factors such as technological innovations or new product introductions by the Company, its competitors or its customers may have a significant impact on the market price of the Company's Common Stock. Furthermore, quarter- to-quarter fluctuations in the Company's results of operations, caused by changes in customer demand, changes in the microcomputer and peripherals markets, or other factors, may have a significant impact on the market price of the Company's Common Stock. These conditions, as well as factors which generally affect the market for stocks of high technology companies, could cause the price of the Company's stock to fluctuate substantially over short periods.


                                  ADAPTEC, INC.


                                   THE COMPANY

         Adaptec, Inc. was incorporated in California in May 1981. The Company's principal executive offices are located at 691 South Milpitas Boulevard, Milpitas, California 95035 and its telephone number at that address is
(408) 945-8600. The Common Stock of the Company is traded on the NASDAQ National Market System and is quoted under the symbol ADPT.

                              SELLING SHAREHOLDERS

         The following table shows (i) the name of each Selling Shareholder,
(ii) the number of shares of Common Stock beneficially owned prior to the offering, (iii) the number of shares of Common Stock to be sold by him or her pursuant to this Prospectus and (iv) the number of shares beneficially owned after the offering:

                                                                                                    Shares
                                                           Shares           Shares to be      Beneficially Owned
                                                     Beneficially Owned      Sold in the           After the
                       Name                          Prior to Offering        Offering            Offering(1)
------------------------------------------------     -----------------        --------            -----------

 Fabrizio Caffarelli                                      148,239               148,239                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Rossella De Peverelli                                    147,869               147,869                    0
 Via Nerino 8
 Milan Italy

 Whitney G. Lynn                                           36,967                36,967                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Bruce Milne                                               15,403                15,403                    0
 10500 Northeast 8th St.
 1910 Bellevue Place
 Bellevue, WA  98004-4300

 Umberto Bassignani                                        11,090                11,090                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Andrea D'Amato                                            7,948                  7,948                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Paolo Barettoni                                           3,696                  3,696                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Ralph Jeffrey Stenehjem                                   3,696                  3,696                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Gianluca Macciocca                                        1,848                  1,848                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Guido Maffezzoni                                          1,848                  1,848                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Becky J. White                                            1,848                  1,848                    0
 1684 Dell Avenue
 Campbell, CA  95008

                                                                                                    Shares
                                                           Shares           Shares to be      Beneficially Owned
                                                     Beneficially Owned      Sold in the           After the
                       Name                          Prior to Offering        Offering            Offering(1)
------------------------------------------------     -----------------        --------            -----------

 Paul Bjorndahl                                            1,109                  1,109                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Michael J. Wright                                         1,109                  1,109                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Robert S. Griffith                                         924                     924                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Deirdre Straughan                                          369                     369                    0
 Via Predabissi 6
 20131 Milan, Italy

 Sheila Vane                                                369                     369                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Liz Viray                                                  369                     369                    0
 1684 Dell Avenue
 Campbell, CA  95008

 Dmitri Warhus                                              369                     369                    0
 1684 Dell Avenue
 Campbell, CA  95008

(1) Each Selling Shareholder owns less than 1% of the outstanding shares of Common Stock of the Company. Each of the Selling Shareholders is a former shareholder of Incat.

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive no part of the proceeds of sales made hereunder.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         The Company has advised the Selling Shareholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to their sales in the market, has furnished each Selling Shareholder with a copy of these Rules and has informed them of the need for delivery of copies of this Prospectus. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Upon notification by a Selling Shareholder to the Company that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.


                      INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed pursuant to Section 13 of the Exchange Act.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, filed pursuant to Section 13 of the Exchange Act.

         (3) The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A dated October 15, 1986, filed pursuant to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

         (4) The Company's definitive Proxy Materials for the Annual Meeting of Shareholders held on August 24, 1995 as filed with the Commission on July 14, 1995.

         (5) The description of the First Amended and Restated Common Shares Rights Agreement filed on July 20, 1992 on Form 8 as Amendment No. 3 to Registration Statement Number 0-15071 filed on Form 8-A on May 11, 1989.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and executive officers to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into separate indemnification agreements with its directors and executive officers which may require the Company, among other things, (i) to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and (ii) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also maintains in effect directors' and officers' liability insurance for each of its directors and officers.

         The Company understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.


                                  LEGAL MATTERS

         Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and non-assessable. Henry P. Massey, a member of Wilson, Sonsini, Goodrich & Rosati, P.C., is Secretary of the Company.

                                  ADAPTEC, INC.

                       REGISTRATION STATEMENT ON FORM S-3


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

 Item
Number
------

Item 14    Other Expenses of Issuance and Distribution.*

           The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except Securities and Exchange Commission and NASD fees are estimates.

           Registration fee--Securities and Exchange Commission ..............   $ 5,561.00
           NASD fees .........................................................   $ 7,701.56
           Accountant's fees .................................................   $ 1,000.00
           Legal fees ........................................................   $ 8,000.00
           Miscellaneous .....................................................   $   500.00
           Total .............................................................   $22,762.56

           * Represents expenses relating to the distribution by Selling Shareholders pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company on behalf of the Selling Shareholders.


Item 15    Indemnification of Directors and Officers.

           See "Indemnification of Directors and Officers."

Item 16    Exhibits.

           Exhibit
           Number
           ------

              5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati

             23.1     Consent of Price Waterhouse LLP (Independent Accountants).

             23.2     Consent of Arthur Andersen LLP (Independent Public
                      Accountants).

             23.3     Consent of Wilson, Sonsini, Goodrich & Rosati (Included in
                      Exhibit 5.1)

             25.1     Power of Attorney (contained on Page II-3)

Item 17    Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Adaptec, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 19th day of October, 1995.

                               ADAPTEC, INC.

                               By:  /s/ F. Grant Saviers
                                   --------------------------------------------
                                     (F. Grant Saviers, President and Chief
                                       Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints F. Grant Saviers and Paul G. Hansen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                                          TITLE                                    DATE
----------------------------       ---------------------------------------------------------    ----------------
/s/ John G. Adler                  Chairman of the Board of Directors                           October 19, 1995
----------------------------
   (John G. Adler)


/s/ F. Grant Saviers               President and Chief Executive Officer (Principal             October 19, 1995
----------------------------       Executive Officer)
   (F. Grant Saviers)


/s/ Paul G. Hansen                 Vice President, Finance, Chief Financial Officer             October 19, 1995
----------------------------       (Principal Financial Officer) and Assistant
   (Paul G. Hansen)                Secretary



/s/ Andrew J. Brown                Corporate Controller and Principal Accounting                October 19, 1995
----------------------------       Officer
   (Andrew J. Brown)


/s/ Robert J. Loarie               Director                                                     October 19, 1995
----------------------------
   (Robert J. Loarie)

          SIGNATURE                                          TITLE                                    DATE
----------------------------       ---------------------------------------------------------    ----------------

/s/ B.J. Moore                     Director                                                     October 19, 1995
----------------------------
   (B.J. Moore)


/s/ W. Ferrell Sanders             Director                                                     October 19, 1995
----------------------------
   (W. Ferrell Sanders)


/s/ Laurence B. Boucher            Director                                                     October 19, 1995
----------------------------
   (Laurence B. Boucher)


/s/ Phillip E. White               Director                                                     October 19, 1995
----------------------------
   (Phillip E. White)

                                INDEX TO EXHIBITS

Exhibit
Number                                                                                                          Page
------                                                                                                          ----

    5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati  . . . . . . . . . . . . . . . . . . . . . . . .

   23.1      Consent of  Price Waterhouse LLP (Independent Accountants).  . . . . . . . . . . . . . . . . .

   23.2      Consent of  Arthur Andersen LLP (Independent Public Accountants) . . . . . . . . . . . . . . .

   23.3      Consent of Wilson, Sonsini, Goodrich & Rosati (Included in Exhibit 5.1)  . . . . . . . . . . .

   25.1      Power of Attorney (contained on Page II-3) . . . . . . . . . . . . . . . . . . . . . . . . . .